UNITED STATES BANKRUPTCY COURT
          FOR THE EASTERN DISTRICT OF PENNSYLVANIA
                           x  In re:
                        CHAPTER 11,  JENKINS COURT ASSOCIATES
LIMITED PARTNERSHIP,           Debtor
 .                  CASE NO. 94-17748 (SAR)
                        x
          STIPULATION OF SETTLEMENT BY AND AMONG    JENKINS
COURT ASSOCIATES LIMITED  PARTNERSHIP,  MILES S. KATZEN,
JENKINS COURT INVESTORS  L.P.,     1511 DEVELOPERS LIMITED
PARTNERSHIP,  MSK  ASSOCIATES, INC.,        JANE KATZEN, FRANK
SEIDMAN, THE JANE 11 CORPORATION  AND JENKINS COURT
PENNSYLVANIA.  L.P.


           This Stipulation of Settlement (the "Stipulation") is made this 11th day of August, 1995 by and among Jenkins Court Associates Limited Partnership, debtor-in-possession ("the Debtor"), Miles S. Katzen ("Katzen"), Jenkins Court
Investors  L.P ("JCI"),    1511 Developers Limited Partnership
("1511"), MSK Associates, Inc. ("MSK"), Frank Seidman ("Seidman"), the Jane II Corporation ("Jane II") (Katzen, JCI and 1511, collectively, the "Original Guarantors"; MSK, J. Katzen, Seidman and Jane II, collectively, the "Additional Guarantors"; the Original Guarantors and the Additional Guarantors together, the "Guarantors"), Jane Katzen ("J. Katzen"), and Jenkins Court Pennsylvania, L.P. ("JCP").

BACKGROUND

          A.   The Construction Loan.  Pursuant to a
Construction Loan Agreement dated January 9, 1989 (the "Construction Loan Agreement"), JCP's predecessor in interest, Fleet National Bank ("Fleet"), agreed to lend the Debtor up to $17,820,000 (the "Construction Loan") in order to acquire a parcel of land located on Old York Road in the Borough of Jenkintown, Montgomery County, Pennsylvania and for the purpose of rehabilitating and constructing certain improvements thereon. The parcel, together with all improvements and fixtures thereon, is hereinafter referred to as the "Parcel" and is more particularly described on Exhibit "A" attached hereto and made a part hereof.

          B. Security for the Construction Loan. The Construction Loan was evidenced by a promissory note in the maximum principal amount of $17,820,000, the Guaranty of the Original Guarantors and was secured by a Construction Mortgage and Security Agreement (the "Mortgage") and
Assignment of Leases and Rents (the "Assignment,"), all dated January 9, 1989 (with the Construction Loan Agreement, collectively, the "Construction Loan Documents"). The Mortgage was recorded in the Office of the Recorder of Deeds for Montgomery County in Mortgage Book 6397, page 1438. The Assignment was recorded in the Office of the Recorder of Deeds for Montgomery County in Deed Book 4899, page 2243.

             C.   Modifications and Extensions of Construction
Loan.

                1.   The  Settlement  Agreement.  Pursuant  to
a Settlement Agreement dated February 7, 1991 (the "Settlement Agreement"), the Debtor's obligations under the Construction Loan were amended to, among other things, extend the maturity date and increase the amount of the Construction Loan to $20,820,000. In connection with the Settlement Agreement, and in order to effectuate the terms thereof, the Debtor and the Original Guarantors executed, among other things, various modifications and amendments to the Construction Loan Documents, including, without limitation, an Amended and Restated Note, an Amended and Restated Guaranty, a Mortgage Modification Agreement (the "First Mortgage Modification") and an Assignment Modification Agreement (the "First Assignment Modification"), all dated February 7, 1991 (with the
Settlement Agreement, collectively, the "Settlement Documents"). The First Mortgage Modification was
recorded   in   the   Office of the Recorder  of   Deeds   for
Montgomery  County  in  Mortgage  Book 6677,  page  1180.  The
First Assignment Modification was recorded in the Office of the Recorder of Deeds for Montgomery County in Deed Book 4970, page 1025.

               2.   The First Amended Settlement  Agreement.

                 Pursuant to a First Amended and Restated Settlement Agreement dated January 29, 1992 (the "First Amended Settlement Agreement"), the Debtor's obligations under the Construction Loan, as amended by the Settlement Agreement, were further amended to, among other things, further extend the maturity date and further increase the amount of the Construction Loan to $22,820,000. In connection with the First Amended
Settlement  Agreement,  and  in  order   to   effectuate   the
terms thereof, the Debtor, the Original Guarantors and the Additional Guarantors executed, among other things, various modifications and amendments to the Construction Loan Documents, as amended by the Settlement Documents, including, without limitation, a First Allonge to Amended and Restated Note, a First Allonge to Amended and Restated Guaranty, a Mortgage Modification Agreement (the "Second Mortgage Modification") and an Assignment Modification Agreement (the "Second Assignment Modificationn), all dated January 29, 1992 (with the First Amended Settlement Agreement, collectively, the "First Amended Settlement Documents"). The Second Mortgage Modification was recorded in the Office of the Recorder of Deeds for Montgomery County in Mortgage Book 6826, page
741. The Second Assignment Modification was recorded in the Office of the Recorder of Deeds for Montgomery County in Mortgage Book 6826, page 736.

                 3.     The    Second    Amended    Settlement
Agreement.

                Pursuant to a Second Amended and Restated Settlement Agreement dated July 2, 1992 (the "Second Amended Settlement Agreement"), the Debtor's obligations under the Construction Loan, as amended by the Settlement Agreement and the First Amended Settlement Agreement, were further amended to, among other things, further extend the maturity date, provide for an additional advance in the amount of up to $1,498,171 and to restructure the outstanding principal balance under the Construction Loan into two segments evidenced by two promissory notes. In connection with the Second Amended Settlement Agreement, and in order to effectuate the terms thereof, the Debtor, the Original Guarantors and the Additional Guarantors executed, among other things, two promissory notes (the "Promissory Notes"), and various modifications and amendments to the Construction Loan Documents, as amended by the Settlement Documents and the First Amended Settlement Documents, including, without limitation, a Mortgage Modification Agreement (the "Third Mortgage Modification") and an Assignment Modification Agreement (the "Third Assignment Modification"), all dated July 2, 1992 (with the Second Amended Settlement Agreement, collectively, the "Second Amended Settlement Documents"). Hereinafter, all references to the Construction Loan shall mean the Construction Loan as amended by the Settlement Agreement, the First Amended Settlement Agreement and the Second Amended Settlement Agreement, and all references to the Construction Loan Documents, either collectively or individually, shall mean the Construction Loan Documents as amended by the Settlement Documents, the First Amended Settlement Documents and the Second Amended Settlement Documents. The Third Mortgage Modification was recorded in the Office of the Recorder of Deeds for Montgomery County in Mortgage Book 6942, page 1038. The Third Assignment Modification was recorded in the Office of the Recorder of Deeds for Montgomery County in Deed Book 5015, page 1014.







      4.  The Assignment and Assumption Agreement.

      Pursuant to an Assignment and Assumption of Mortgage and Related Loan Documents dated September 30, 1994 (the "Assignment and Assumption Agreement"), Fleet assigned its rights under the Construction Loan and the Construction Loan Documents to JCP. The Assignment and Assumption Agreement was recorded in the Office of the Recorder of Deeds for Montgomery County in Mortgage Book 7492, page 1453. (Hereinafter, all references to JCP are to JCP as successor to Fleet). By virtue of the execution, delivery, filing and recordation of the Mortgage and the Assignment and all modifications thereto, and as more fully described in the Mortgage and the Assignment, JCP holds valid,- perfected, first priority mortgage liens on and security interests in, inter alia, the Parcel and all leases and rents related thereto (together with the Deposit Accounts, as hereinafter defined, the "Property"). Pursuant to the Construction Loan Documents, and as more fully set forth therein, JCP has security interests in and set-off rights against certain deposit accounts established under the terms of the Construction Loan Documents and held and controlled by JCP (the "Deposit Accounts").

     D.   Default Under  the  Construction  Loan.

         All of the outstanding amounts under the Construction Loan and Construction Loan Documents matured and became payable, in full, on June 15, 1994. The Debtor defaulted in its obligations in connection with the Construction Loan and under the Construction Loan Documents, including, without limitation, its obligation to pay all outstanding amounts on June 15, 1994. Pursuant to the Second Amended Settlement Agreement, the Debtor agreed to pay net operating income, as defined therein, ("NOI") to JCP. The Debtor defaulted in its obligation to pay NOI to
JCP. JCP has received no payment in respect of the Construction Loan since November, 1994 except payments of Cash Collateral (as hereinafter defined) under the Interim Orders (as hereinafter defined).

               E.  The Bankruptcy Case.

       1, Filing of the Bankruptcy Case and the JCP Claim. On November 23, 1994 (the "Filing Date"), the Debtor filed a voluntary petition for relief (the Petition") under Chapter 11 of the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") commencing this case (the "Bankruptcy Case") in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court"). The Debtor has continued in the possession of its assets and the control of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code. As of the Filing Date, and prior to deduction for any set-off rights exercised pre-petition, the amount outstanding in connection with the Construction Loan and under the Construction Loan Documents was as follows:
$21,690,860.95  of principal, $2,071,038.91 of   interest  and
$1,188,095.00 of late charges, for a total due as of the Filing Date of $24,949,994.86, exclusive of costs of collection, attorneys fees and other additional charges that have accrued or will accrue with the passage of time (the "JCP Claim"). The value of the Property, as of the Filing Date, was substantially below the said amount and the Debtor has no equity in the Property.

     2.   Cash Collateral Motion.

            On  November 24, 1994, the Debtor filed  a  Motion
for Interim and Final Authority to Use Cash Collateral with the Bankruptcy Court (the "Cash Collateral Motion"). Interim orders of the Bankruptcy Court (including bench orders) authorizing use of Cash Collateral, dated December 1, 1994, December 14, 1994, December 15, 1994, January 4, 1995, January 11, 1995, February 23, 1995, March 6, 1995, March 15,
1995 (the March 15 Order is specifically referred to herein as the "March 15 Order"), May 2, 1995, and June 1, 1995 (collectively, the "Interim Orders") have been entered by the Bankruptcy Court in the Bankruptcy Case. The Interim Orders provide, inter alia, as follows:

                      a.    All  rents, security deposits  and
revenue received by the Debtor with respect to the Property, including but not limited to the rents and receipts (the "Rents") derived from leases for premises at the Property (the "Leases"), are segregated and deposited by the Debtors in a Cash Collateral Account (the "Cash Collateral").

                        b.     Expenses  related   solely   to
operation   of  the Property are paid from Cash Collateral  in
accordance  with  a procedure provided by the Interim Orders.

                       c  .   Cash  Collateral  not  used  for
payment   of  approved expenses is paid to JCP  on  a  monthly
basis as  provided by the Interim  Orders.

                      d.    The  Debtor and JCP have  reserved
their respective rights and remedies regarding application of Cash Collateral paid to JCP against the JCP Claim, the JCP Motion to Dismiss, and other matters in the Bankruptcy case.

                 3.   The JCP Motion to Dismiss.

                  On  February 2, 1995, JCP filed a Motion  of
JCP to Dismiss the Bankruptcy Case, or in the Alternative, for Relief from the Automatic Stay (the "JCP Motion to Dismiss"). The Debtor has opposed the JCP Motion to Dismiss. A hearing on the JCP Motion to Dismiss was scheduled for May 24, 1995 at which time the parties advised the Court of their intention to enter into the Stipulation.

             4.     Debtor  Application  for  Appointment   of
Appraiser.

                The Debtor has filed an Application to Appoint Appraiser in the Bankruptcy Case. JCP has opposed the Application to the extent the Debtor requests that compensation of Debtor's proposed appraiser be paid from Cash Collateral. A hearing on the Application was scheduled for May 24, 1995 and, upon approval of this Stipulation, the Application shall bewithdrawn, with prejudice.

          F.   Purpose of this Stipulation.

        The parties heretohave conducted negotiations with respect to resolution of the JCPMotion to Dismiss, Cash Collateral Motion, Application to AppointAppraiser, allowance of the JCP Claim and disposition of theIndebtedness and now desire to enter into this Stipulation toresolve those matters and any and all other matters among them.As a material inducement to JCP entering into this Stipulationand subject to approval of this Stipulation by the BankruptcyCourt, the Debtor has agreed to deliver to JCP a deed and otherconveyance documents and instruments necessary to deliver andconvey title to the Property, free and clear of all liens,claims, and encumbrances, except permitted exceptions. As amaterial inducement to Debtor, JCP has agreed not to sue, andultimately to release, the Debtor and Guarantors for anydeficiency or other matter as set forth herein, all subject tothe terms and conditions of this Stipulation.

                                      AGREEMENT

         NOW, THEREFORE, the parties hereto, in consideration ofthe mutual promises herein contained and other good and valuableconsideration, the receipt and sufficiency of which are herebyacknowledged, and intending to be legally bound hereby, covenantand agree as follows:

          1.    Incorporation by Reference.  The  Construction
LoanDocuments   and   the  recitals  set   forth   above   are
herebyincorporated herein by reference as if set forth in full in thebody of this Stipulation.

           2. Acknowledgment of Indebtedness. The Debtor andthe Guarantors hereby acknowledge that as of the Filing Date, thetotal outstanding balance of the indebtedness owing by Debtor toJCP under the Construction Loan Documents as$24,949,994.86(consisting of $21,690,860.95 in principal,
$2,071,038.91   ininterest and $1,188,095.00 in late  charges)
plus any reimbursablecosts, fees and other expenses, including attorneys, fees, thatmay have been incurred by JCP prior to the date hereof but whichhave not yet been paid by Debtor (collectively, the"Indebtedness"). The Debtor expressly acknowledges that it hashad a full and fair opportunity to review the accounting of theforegoing amounts, that the foregoing accurately reflects allpayments made by and credits owing to Debtor through the datehereof, and that Debtor has no dispute, reservation,disagreement, defense or offset of any kind or nature withrespect to all or any part of the Indebtedness. Debtor furtheracknowledges that interest will continue to accrue on theIndebtedness at the applicable rate or rates set forth in theConstruction Loan Documents, and that JCP may incur additional reimbursable costs and expenses after the date of this Stipulation, all of which would, absent the effect of this Stipulation, constitute additions to the Indebtedness owing by Debtor to JCP, and that the present fair market value of the Parcel does not exceed the Indebtedness. The Indebtedness due under the Construction Loan Documents which comprises the JCP Claim is hereby adjudicated as an allowed claim in the Bankruptcy Case under section 502 of the Bankruptcy Code.
     3.   Validity of the Construction  Loan  Documents.

        Debtor hereby (a) ratifies all provisions, terms, covenants and conditions set forth in the Construction Loan Documents, (b) agrees that the Construction Loan Documents constitute the valid and binding obligations of Debtor to JCP, enforceable against Debtor in accordance with their respective terms, for which obligations there are no offsets, counterclaims, rights of recoupment, disputes or defenses of any kind or nature available to Debtor, except for Debtor's entitlement, if any, to a fair market value credit to the extent available under applicable law, (c) acknowledges that JCP has a valid, perfected lien against and security interest in the Parcel, all Rents, issues and profits derived therefrom, the Deposit Accounts and certain personal property owned by Debtor as provided under the terms of the Construction Loan Documents in the amount of the Indebtedness; and (d) acknowledges that all of the Rents derived from the Leases, and all other income, receipts, and funds received by the Debtor as a result of Debtor s ownership of the Property constitute Cash Collateral of JCP
within  the   meaning   of   Sections   361  and  363  of  the
Bankruptcy Code.

                4.   Delivery of Consents.

        On the Effective Date of this Stipulation, the Debtor shall deliver to JCP a Stipulation for Entry of Judgment in the form attached hereto as Exhibit "B", executed on behalf of Debtor, and a Consent Order Appointing Receiver in the form attached hereto as Exhibit "C", executed on behalf of Debtor.

             5.    Conveyance of the Parcel by Deed  in   Lieu
of  Foreclosure.

       (a)  Subject to all of  the  terms  and  conditions  of
this Stipulation, Debtor will, at Settlement (as hereafter defined), execute and deliver to JCP or its designee a special warranty deed with covenants as to grantor's acts (the "Deed"), in the form attached hereto as Exhibit "D", which upon delivery will convey and transfer to JCP in fee simple absolute all of Debtor's right, title and interest in and to the Parcel and all easements, rights,
hereditaments   and  appurtenances  pertaining  thereto,  free
and clear of all liens and encumbrances subject to permitted exceptions and the Mortgage and Construction Loan Documents. At Settlement, Debtor will also deliver a Resolution ("Resolution") authorizing the conveyance of the Parcel in the form attached hereto as Exhibit "E" and such other documents as JCP's title company reasonably may deem necessary to convey all of Debtor's right, title and interest in the Parcel to JCP (the Deed and Resolution are
together referred to herein as the   "Conveyance Documents").
                    (b)  Debtor hereby  represents,  warrants,
agrees and attests that (i) the Deed is intended to be, and upon its release from escrow and delivery to JCP will be, an absolute conveyance of all of Debtor's right, title and interest in and to the Parcel and that the Deed is not intended to be, and will not be, a mortgage, trust conveyance or security for any future obligation; (ii) it is the intention of Debtor as grantor in the Deed to convey, and upon delivery of the Deed pursuant to this Stipulation, Debtor will convey to JCP all of Debtor's right, title and interest in and to the Parcel; (iii) in agreeing to the execution and delivery of the Deed to JCP, Debtor is acting after consultation with legal counsel of its own choosing, has been fully and completely advised with respect to the significance and effect thereof, and
is  not acting under coercion or  duress  of  any   kind;  and
(iv) Debtor will testify, declare, depose or certify before any competent tribunal, officer or other person, in any case or proceeding now pending or hereafter instituted, to the truth of the particular facts described in this subsection 4(b).
                   (c) Without waiving the right  of  JCP   to
foreclose on the Mortgage, which rights are expressly reserved, it is the intention of the parties hereto that the Deed to be delivered hereunder shall be entitled to all of the benefits of a deed in lieu of foreclosure.
The estate of JCP under the Mortgage and Loan Documents shall not merge with the fee estate upon delivery of the Deed.

             6.    Assignment  of  Leases  and  Other  Rights,
Interests   and Privileges.

         (a) In addition to the Deed and in furtherance of the purposes of this Stipulation, Debtor will, at Settlement hereunder, deliver to JCP an Assignment of Leases in the form attached hereto as Exhibit "F", to assign, transfer and convey to JCP (the "Assignment") all of Debtor's rights, titles, interests and privileges in, to and under all of the leases to any portion of the Parcel and all amendments thereto, all development rights of Debtor with respect to the Parcel, including, without limitation, all permits, approvals, consents and agreements obtained by Debtor from any governmental or quasi-governmental agency or authority with respect to the Parcel (including, without limitation, all zoning, subdivision and land development permits and approvals for the Parcel), all plans and specifications heretofore obtained by Debtor with respect to the development of the Parcel, all rights of
Debtor in and agreements by Debtor with any public or private utility company with respect to the development and use of the Parcel, all studies, tests, surveys, environmental assessments, engineering reports, feasibility studies, appraisals and other investigations pertaining to the Parcel, all equipment, materials and building supplies owned by Debtor and located on the Parcel, and all other rights and property, whether similar or dissimilar to the foregoing, of Debtor pertaining to the ownership, development or use of the Parcel, all insurance proceeds or claims, all condemnation awards or claims, and all real estate tax rebates (collectively, the "Associated Property Rights").
(b) At Settlement hereunder Debtor will also deliver to JCP a Bill Of Sale and Assignment in the form attached hereto as Exhibit "G", to assign, transfer and convey to JCP (the "Bill of Sale") all of Debtor's rights, titles, interests and privileges in and to any and all personal property in which the Debtor holds an interest at the Parcel (the Conveyance Documents, the Assignment and the Bill of Sale are collectively referred to herein as the "Transfer Documents").
                 (c)  At  Settlement hereunder   Debtor   will
deliver payment to JCP in the amount of all funds on deposit in the Cash Collateral Account, including all security deposits which are part thereof; provided, however, at
Settlement, JCP shall approve payment of the amount of $25,000 from Cash Collateral to Debtor's management
professionals.                          (d)    Debtor   hereby
confirms and agrees that the foregoing transfer and assignment is and is intended to be a present, absolute and unconditional assignment of the Associated Property Rights, and the Assignment and Bill of Sale to be delivered at Settlement shall be made and given by Debtor in accordance with the same representations, warranties, agreements and attestations as are set forth in subsection 4(b) above with respect to the Deed. It is understood and agreed that the Assignment of the Associated Property Rights specifically includes all refunds, rebates and other payments, however described, now or hereafter becoming due to the holder of the Associated Property Rights.
                  (e)  Debtor expressly confirms  and   agrees
that although the Assignment is, and is intended upon delivery to JCP, to constitute a present transfer and assignment of the Associated Property Rights, Debtor will, at JCP's reasonable request and at JCP's sole cost and expense, promptly execute and deliver such further assignments or other instruments as JCP shall from time to time hereafter request in order to properly and completely transfer and assign the Associated Property Rights to JCP.

           7.   Consideration.

         (a) In consideration for Debtor's delivery of the Conveyance Documents pursuant to the terms of subsection 5(a) above, and the delivery of the Assignment and Bill of Sale, pursuant to subsection 6(a) above, the delivery of the Stipulation for Entry of Judgment pursuant to paragraph 4 above, the delivery of the Consent Order Appointing Receiver pursuant to paragraph 4 above, and the covenants and representations of Debtor contained herein, JCP hereby agrees as follows:
                          (i)  Covenant by JCP  Not  To   Sue.
Effective upon completion of the Settlement under Section 12 herein, JCP, for itself, its predecessors, successors, assigns, affiliates, co-venturers and partners (the
"Covenanting Parties"), covenants (and at Settlement hereunder shall confirm such covenant) not to sue Debtor and its Partners for any deficiency after the public sale of the Property and Personal Property Rights, and further covenants not to sue the Guarantors, their respective officers, directors, employees, agents, successors, heirs and assigns (the parties who are the beneficiaries of this covenant Not To Sue are collectively referred to in this paragraph (i) as "Debtor and Guarantors") on any claim, demand, debt, liability, contract, obligation, account, tort, cause of action or claim for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected by Covenanting Parties, which the Covenanting Parties may have or which hereafter arise, be asserted or accrue against Debtor and Guarantors arising from, by reason of, or in any way connected with any agreements, transactions, occurrences, acts, or omissions whatsoever that were commenced, done or committed, or occurred at any time prior to the date of this Stipulation and/or the date of Settlement hereunder arising or related to the Loans and Loan Documents, including but not limited to any deficiency or other monetary judgment with respect to the Construction Loan Documents, the Parcel or the Associated Property rights, except for (aa) any material breach of the representations and warranties given by Debtor in this Stipulation and specifically contained herein, and (bb) any failure by Debtor to perform any of the Debtor's covenants under this Stipulation. Notwithstanding the provisions of the foregoing paragraph, the parties hereto agree that the above-stated Covenant Not to Sue shall become null and void and of no legal effect whatsoever, and shall not be asserted by Debtor and Guarantors or any party claiming by or through Debtor and Guarantors, if any of the following conditions occurs at any time within two years of the date of this Stipulation:
                  (a)  Debtor or Guarantors contest or  attach
or any person authorized to act on behalf of Debtor or Guarantors contests or attacks the conveyance to be effected by the Deed or the Assignment, or takes any action that would result in a further encumbrance on the title of the Property as of the Effective Date of this Stipulation;
                   (b)   Debtor  or Guarantors or any  parties
authorized to act on their behalf contest the public sale of the Property by any holder thereof;
                   (c) Any Trustee, creditor of Debtor or  any
third party avoids or sets aside the conveyance to JCP effected by the Deed or Public Sale of the Property, the Transfer Documents or this Stipulation; or
                   (d)  Debtor  files a further  Petition  for
Relief under the United States Bankruptcy Code. The parties hereto further agree that the Covenant Not To Sue stated above shall be null and void and entitled to no legal effect whatsoever in the event that Debtor or Guarantors are adjudged by any Court having jurisdiction to have defrauded JCP with respect to the representations, covenants and
obligations of Debtor under the Stipulation.           In  the
event that none of the events described in the immediately preceding paragraph of this subsection 7(a)(i) have occurred by the date which is two (2) years from the date of Settlement hereunder and provided there is no pending action contesting the conveyance of the Property, including but not limited to the Parcel to JCP (if JCP has acquired title by release of the Deed from escrow to otherwise), at Debtor's written request JCP shall deliver to the Debtor and Guarantors a release of all claims JCP may have against the Debtor and Guarantors (the "Release"), in the form annexed hereto as Exhibit "H", executed by JCP. However, if there is any pending action of any nature contesting or challenging the conveyance from Debtor to JCP at the end of such two (2) year period, the Release shall not be delivered to Debtor unless and until such action(s) are resolved by a final unappealable court determination or binding agreement executed by the parties challenging the conveyance to the effect that the conveyance is valid and shall not be set
aside.                      (ii)   Payment of Realty  Transfer
Taxes;  Taxes  and Assessments.   It is the intention  of  the
parties hereto that the Deed to be delivered on the Effective Date shall be exempt from any realty transfer taxes as a deed-in-lieu of foreclosure as provided by the laws of the Commonwealth of Pennsylvania. However, it any such taxes are determined to be due, JCP shall pay the same and shall also pay any other taxes or charges assessed by the Commonwealth of Pennsylvania or any political subdivision thereof in connection with the recordation of the Deed or the conveyance effected thereby. (iii) Release of Claims by JCP Against Debtor's Professionals. In addition to the Release set forth in the foregoing paragraphs, JCP, its successors, assigns, affiliates, co-venturers and partners ("Releasers")unconditionally releases any and all claims, demands, debts andliabilities or claims for relief of whatever kind and nature,whether based on tort, contract or statute, that Releasorspresently have or may hereafter have against the law firm ofConnolly, Epstein, Chicco, Foxman, Engelmyer, and Ewing("Connolly"), counsel to Debtor in connection with the Bankruptcycase, for return of sums received by Connolly in connection withthe Bankruptcy Case, as disclosed in the Statement underBankruptcy Rule 2016 filed by Connolly with the Bankruptcy Courtin the Bankruptcy Case.
(b) The parties hereto hereby acknowledge andagree that each has, and on the Effective Date each shall have,given and received good and valuable consideration pursuant tothe terms and conditions of this Stipulation, including, withoutlimitation, the following:
                       (i)    JCP's   (aa)   agreement,   upon
theoccurrence of certain events set forth in subsection 7(a)(i)above to release certain obligations of Debtor and Guarantors inaccordance with the terms thereof, and (bb) agreement to make thepayments set forth in subsection 7(a)(ii) above; and
                       (ii)   Debtor's  agreement  to   convey
theParcel to JCP as set forth in Subsection 4(a) above and Debtor'sassignment of the Associated Property Rights and delivery of the Bill of Sale pursuant to subsection 5(b) above.

            8.    Condition  of  Title  and  Title  Insurance.
Upondelivery of the Transfer Documents to JCP, fee simple title tothe Parcel shall be conveyed to JCP in accordance with all of theprovisions of this Stipulation, and such title shall be good andmarketable and free and clear of all liens and encumbrancespursuant to section 363 of the Bankruptcy Code subject topermitted exceptions and the mortgage and Construction LoanDocuments. Prior to the delivery of the Transfer Documents toJCP and recordation of the Deed, nothing contained herein willconstitute a conveyance of the Parcel to JCP or deem JCP a"mortgagee in possession". JCP shall not take possession of theParcel unless and until the Transfer Documents are delivered toJCP, and the Deed is recorded. On the Effective Date, JCP shallreceive an endorsement or commitment for title insurance from atitle insurance company acceptable to JCP (at JCP's sole cost andexpense), and JCP's election in form and substance satisfactoryto JCP, confirming, among other matters, that upon delivery ofthe Deed, JCP will own fee simple title to the Parcel inaccordance with the provisions hereof. This condition shall bedeemed satisfied upon JCP's acceptance of the Deed in accordancewith the terms hereof.

              9.    JCP  Due  Diligence.  Upon  execution   of
this Stipulation, JCP shall have the right to conduct such due diligence as it may deem necessary and appropriate related to the Parcel, including but not limited to Phase I and Phase II environmental audits. Debtor shall cooperate with JCP or its designees in conducting such due diligence, at JCP's sole cost and expense. JCP and its designee shall have access to the Parcel as necessary to conduct tests, surveys or examination of the Parcel. Notwithstanding anything herein to the contrary, JCP shall have no obligation to demand or accept the Transfer Documents and nothing herein shall create any constructive ownership interest or possession of the Parcel unless and until JCP demands and accepts the Transfer Documents. Nothing contained herein shall be construed as making the JCP
a   "mortgagee  in possession" of the  Parcel.             10.
Conditions  Precedent  to  Settlement.   Prior   to,   or   at
Settlement (as hereafter defined), Debtor shall deliver, or cause delivery to JCP the following:
                  (a)All  keys  for  the  Parcel  in  Debtor's
possession, custody or control;
        (b)All  books  and  records in  Debtor's   possession,
custody   and  control  relating  to            the  operation
(property  related  income and expense records) of the Parcel;
                (c)Copies of insurance policies for  the  last
three  years regarding both casualty0           and  liability
coverage   concerning the Parcel and all documents related  to
any                              pending  insurance claims and
certification of insurance;
                 (d)  To  the  extent  same  are  in  Debtor's
possession,  Custody  or  control:  all   records           of
rentals   of   tenants;  all  records  regarding  governmental
approvals  and/or           compliance with zoning ordinances,
fire codes, etc.; all records relating to inspections by municipal, county or state officials; all
records   relating   to                    taxes   and   other
municipal, state and  federal tax liens; any and all contracts
or             records   of    inspection    for   appliances,
maintenance,                  trash                   removal,
heating/cooling,   etc.;  all warranties  for  all  machinery,
equipment or               appliances  on the Parcel; and  all
other  documents, contracts,  and  records            relating
to the management or operation of the Parcel;


                  (e)  All  security deposits for any  tenants
of the Parcel held by Debtor (the "Security Deposits"), such Security, Deposits are presently part of the Cash Collateral Account being transferred to JCP pursuant to paragraphs 5(c) and 10 herein;
                  (f) All Rents, issues and profits  or  other
receivables of the Parcel that are currently in Debtor's possession, to the extent such funds have not been delivered
to   JCP;                       (g)   Complete  lease   files,
including all original leases for any portion of the Parcel with all amendments and correspondence relating thereto;
                   (h)   All   outstanding  purchase    orders
relating  to the Parcel;
                   (i)   All   historical  operating   expense
billings  to any existing tenants;                         (j)
A list of any proceedings and documents relating to any court action with any occupant, guest, tenant or vendor arising
out  of  any  services,  property,  interest   or   leases  in
connection with the Parcel;
                  (k)   A list of all leased equipment located
at the Parcel, if any;
                  (1)  To  the  extent same are  in   Debtor's
possession, custody or control: all building plans, site plans, architectural, engineering and electrical plans for the Parcel, including final construction as-builts, current as-builts of tenant space, and original construction specifications;
                 (m)  To  the  extent same are   in   Debtor's
possession, custody or control: all  equipment  operating  and maintenance manuals;
                  (n)  To  the  extent same  are  in  Debtor's
possession, custody or control: all Life Safety and Emergency Procedures Manuals relating to the Parcel;
                  (o)  To  the  extent same are  in   Debtor's
possession, custody or control: all marketing materials, brochures, flyers, floor plans, site plans, and advertisements, including camera ready original artwork for same relating to the Parcel;
                  (p)  To  the  extent same are  in   Debtor's
possession, custody or control: artboards, building standard finish boards, renderings and other artwork relating to the
Parcel;                      (q)  To the extent same  are   in
Debtor's possession, custody or control: all professional (engineering, architectural, etc.) surveys or reports, including without limitation, environmental, physical and ADA
surveys          relating         to        the        Parcel;
(r) All notices of violations from any governmental authority relating to the Parcel; and
                  (s)  All  other  documents  or  material  in
Debtor's   possession  and  custody  pertaining  to  operation
of   the   Parcel  as  may be further reasonably requested  by
JCP.

       11.    Covenant   by   Debtor   to   Pay   Over    Cash
Collateral.  Debtor hereby covenants  and  agrees  that  prior
to   Settlement  it  will  pay  the  specifically   designated
operating  expenses   approved  by JCP in accordance with  the
Interim   Orders   and  that  the  entire   balance   of   the
Cash   Collateral  actually  received  by  Debtor   from   the
Property  will be  turned  over  at  Settlement  to   JCP   or
its   designee,  subject to the payment by JCP to  the  Debtor
pursuant to  paragraph  6(c)  herein.
               12.    Settlement.     Settlement     hereunder
("Settlement")   shall take  place  on  the  Effective   Date,
and,   unless   before  said  date the parties  hereto   shall
have   agreed   on  a  different  time,  date  and  place,  at
10:00   a.m.   on  such  date  at  the  offices   of   Drinker
Biddle  &  Reath,  1345  Chestnut  Street,  Philadelphia,   PA
19107.  At  Settlement  the  following  deliveries  shall   be
made:
                   (a)  The  Debtor  and  JCP  shall   execute
and   deliver  the following documents to JCP or its  designee
fully executed and  acknowledged where appropriate:
                         i) the Deed;
                        ii) the Resolution;
                       iii) the Stipulation  for  Entry   of
                            Judgment;
                        iv) the  Consent  Order    Appointing
                            Receiver;
                         v) the Assignment;
                        vi) the Bill of Sale; and
                       vii) such other documents as reasonably
                            may be required by JCP's title company.

                    (b)   The Debtor shall deliver the Security
Deposits  and   Cash   Collateral   as   provided    by    the
Stipulation;  and
                    (c)   The  Debtor  at  JCP  shall  deliver
and   execute   such other documents as may  be  necessary  to
effectuate this  Stipulation and the transactions contemplated
hereby.              The foregoing  documents  shall   be   in
the   forms   attached  hereto as  exhibits   and   where   no
form  of   document  is  attached  hereto, the document  shall
be consistent with the terms of this Stipulation and in a form reasonably satisfactory to JCP and Debtor.

     13. Representations and Warranties of Debtor. In order to induce JCP to enter into this Stipulation, and in addition to the other acknowledgments, representations, warranties and agreements of Debtor set forth in this Stipulation, Debtor represents and warrants to JCP that:

                  (a)   Debtor is the owner of legal title  to
the   Parcel and the Associated Property Rights and  possesses
the   legal   power and authority to convey the  same  to  JCP
pursuant to the  Deed and the Assignment, respectively;
                  (b)  To  the  best  of Debtor's   knowledge,
neither   the  Parcel   nor Debtor are  in  violation  of  any
applicable   requirements  of  law  in  connection  with   the
disposal, storage,  treatment, processing or other handling of
hazardous   substances  or wastes or the emission or discharge
of any effluent, contaminant, pollutant or other material at, from or in connection with the Parcel;
                  (c) The Debtor has entered into  no  leases,
tenancies,  licenses  or other occupancy  agreements,  or  any
other   agreements  with respect to or affecting  the  Parcel,
other    than    this   stipulation,  the  Construction   Loan
Documents,  the  Leases  and  all amendments thereto  and  the
instruments   creating   the   Associated   Property   Rights;
                  (d)   No  work  has  been  or will be
performed  at,  and   no materials  have  been  or will be
furnished  to,  the   Parcel prior   to Settlement hereunder,
which might give rise to  any mechanics',  materialmen's, or
other lien or claim against the Parcel,   except   work regarding
the AVS Tenant  Improvements approved by JCP;
                   (e)  Other than (i) the Bankruptcy Case, (ii)
Commonwealth  of Pennsylvania vs.  Jenkins Court   Associates.
Limited  Partnership,  pending  in  the  District  Court   for
Montgomery   County, Pennsylvania (the "District Court")   and
(iii)   Tri-Temp,   Inc. v. Jenkins Court Associates,  Limited
Partnership,  pending  in  the District Court,  Case  No.  CV-
0000187-95,   there  is  no   action,   suit,  or  proceeding,
judicial or administrative, pending or, to the knowledge of Debtor, threatened, in or by any court or governmental body or agency against or affecting the Parcel or the Associated Property Rights or relating to the ownership or development of the Parcel or the Associated Property Rights;
                  (f) All necessary partnership actions to  be
taken    on  the  part  of  Debtor  in  connection  with   the
execution, delivery and performance of this Stipulation, the Deed, the Assignment and all other documents to be executed and  delivered by  Debtor  pursuant hereto have been duly  and
effectively   taken.   This   Stipulation,   the   Deed,   the
Assignment  and  the  other  documents  to   be  executed  and
delivered  by  Debtor  pursuant hereto  constitute   or   will
constitute  when executed the valid, binding  and  enforceable obligations of Debtor;
                  (g)  Debtor has (and JCP  hereby  acknowledges
that  it  has)made  full  and careful analyses of the value of
the   Parcel and  the Associated Property Rights, and Debtor
and JCP   have each    reached  the  conclusion,  independently,
that   the agreements  set  forth in this Stipulation constitute
good and sufficient   consideration  for  the  transfers  effected
or contemplated  by  the  provisions hereof; and
                   (h) The Associated Property Rights  are  in
full   force  and  effect,  all  payments  currently-due    in
connection   therewith  have been  made,  and  Debtor  has  no
knowledge    of    any   claim  affecting  the   validity   or
transferability  of any  of  the  Associated Property  Rights;
provided,   however,   the   Debtor   has   advised  JCP  that
tenants  are  in default and/or  have  asserted   claims  with
respect  to  the  following  Leases:   (i)   Lease   Agreement
between the Debtor and Linens Plus, Inc., dated February   22,
1991   and  (ii)  Lease  Agreement  between  the  Debtor   and
Abington  Psychological Associates, dated October 1, 1993.

      14.    Representations  of  JCP.   JCP  represents   and
warrants  that  it  is  the holder of the  Construction   Loan
Documents  as of the date of this Agreement.

       15.   Covenant by Debtor Not to Oppose  JCP's  Actions.
(a) Debtor covenants and agrees that from the date hereof neither Debtor nor any person acting at Debtor's instance or in Debtor's stead will interfere with or oppose JCP's actions in accordance with this Stipulation. If Debtor or any party acting on Debtor's behalf interferes with or opposes JCP's actions in accordance with this Stipulation, then the obligations of Debtor to JCP, as they existed prior to the date of this Stipulation, shall be fully revived, reinstated and continued in full force and effect as if said payment or conveyance had not been made.
(b) Debtor hereby covenants and agrees that neither Debtor nor any person acting at Debtor's instance or in Debtor's stead, will interfere with or oppose JCP in any proceedings, receiver, sheriff, or U.S. marshal public sale, or any action to quiet title which may be brought by JCP to perfect its right, title and interest to the Parcel and/or the Associated Property Rights; provided, however, JCP shall be under no obligation to cause any public sale of the Parcel to be held under this Stipulation or otherwise.

           16. Consent to Relief from Stay. Debtor hereby covenants and agrees that in the event that Debtor shall, after disposition of the instant Bankruptcy Case, (i) file a further petition with any bankruptcy court of competent jurisdiction or be the subject of any petition filed under the Bankruptcy Code, (ii) be subject to any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any
trustee,   receiver  (other  than  a  receiver  appointed   as
contemplated by this stipulation), conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Debtor for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or State act or law relating to bankruptcy, insolvency or relief for debtors; then, subject to court approval, this Stipulation and the Construction Loan Documents shall be deemed cash collateral agreements pursuant to Section 363 of the Bankruptcy Code, binding on Debtor, and JCP shall be entitled to relief from any automatic stay imposed under Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to JCP as provided in this Stipulation and the Construction Loan Documents, or as otherwise available at law, and Debtor hereby waives its rights to object to such relief.

            17. No Assumption of Liabilities. By entering into this Stipulation, JCP and Debtor agree that JCP has not assumed or promised to pay, in whole or in part, any debts, liabilities or obligations of Debtor, whether arising with respect to the Parcel, the Associated Property Rights or otherwise. JCP shall not have any duty or obligation to Debtor to indemnify or defend Debtor or any other party against loss in connection with Debtor's debts, obligations, liabilities, or contracts relating to the Parcel, the Associated Property Rights or otherwise, and JCP shall not have any duty or obligation to use, manage or sell the Parcel in any particular manner that would or might minimize Debtor's obligations to third parties.

            18.   Release  Of   All  Claims   by   Debtor  and
Guarantors. Debtor and Guarantors, for themselves and on behalf of their respective successors and assigns, hereby release, remise and forever discharge (and at Settlement hereunder shall confirm such release, remise and discharge
of) JCP, its successors and assigns and all principals thereof (hereinafter referred to, individually and collectively, as the "Released Parties") from any and all claims, demands, debts, liabilities, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected by Debtor or Guarantors which Debtor or Guarantors may have or which may hereafter arise, be asserted or accrue against the Released Parties arising from, by reason of, or in any way connected with any agreements, transactions, occurrences, acts or omissions whatsoever that were commenced, done or committed, or occurred at any time prior to the date of this Stipulation in any way relating to the Construction Loan, the Parcel or the Associated Property Rights, including, without limitation, any such
claims  in  respect of:                      (a)  any  of  the
Construction Loan Documents, any disbursements or failure to disburse or to make advances under the Construction Loan Documents, the negotiation of any of the Construction Loan Documents or this Stipulation, the terms hereof or thereof, or the approval, administration or servicing thereof;
                   (b)   the  manner  of  calculation,   rate,
collecti- bility of, or entitlement to interest under the Construction Loan Documents, including, without limitation, any claims that interest charged under the Construction Loan Documents is or at any time was, usurious under any applicable law;
                  (c)  any  demands, notices of  default,   or
notices of acceleration in reference to any of the Construction Loan Documents or any other matter pertaining to the collection or enforcement by the Released Parties of the Loan evidenced by the Construction Loan Documents;
                 (d) any oral agreements or understandings  by
and between the Released Parties (or their predecessors-in-interest) and Debtor and/or Guarantors in connection with the Construction Loan Documents, this Stipulation, or any other security instruments, indebtedness or any amendments, modifications or warranties in relation thereto, Debtor and Guarantors acknowledging and agreeing that the Construction Loan Documents and all covenants therein, as executed and as modified by the parties, remain in full force and effect according to their terms without waiver, modification or amendment other than as set forth in this Stipulation;
                  (e) any alleged obligation of or  commitment
by the Released Parties, or any affiliate of the Released Parties, at any time, whether oral or written, express or implied, to make any additional advance of funds, reduce the interest rate or otherwise alter the manner of paying or accruing interest, or to refund, cancel, prorate or otherwise adjust or abate any obligations arising out of or respecting the Construction Loan Documents or this Stipulation or any commitment fee, loan fee, advancement fee or other fee or commission of any nature, or to forbear, forgive, waive or delay the exercise of any right or remedy of the Released Parties on any grounds or for any reason, or otherwise amend, modify, extend, supplement, renew or alter in any way any of the terms of such Construction Loan Documents or this Stipulation;
                  (f)  any  other matter pertaining   to   the
adminis- tration, collection or enforcement by the Released Parties of the Construction Loan Documents;
(g) any claim that the Released Parties andDebtor, or either of them, have any partnership, joint venture orother kind of relationship, other than that of creditor anddebtor, pursuant to the Construction Loan Documents or
thisStipulation; and                       (h)  any  claim  or
allegation that any ReleasedParty has acted precipitously or in bad faith in its dealingswith Debtor and/or Guarantors, or that any Released Party hasasserted or attempted to assert control or undue or improperinfluence over Debtor and/or Guarantors or over Debtor'soperations, financial affairs or the Parcel.

           19. Release Includes Unknown Claims. The releasescontained in this Stipulation apply to all claims which Debtorand/or Guarantors now have or which may hereafter arise againstthe Released Parties, or any of them, as a result of acts oromissions occurring before the date of this Stipulation in anyway relating to the Construction Loan, the Parcel, or theAssociated Property Rights, whether or not known or suspected bythe parties hereto. Debtor and Guarantors hereby expresslyacknowledge that although ordinarily a general release does notextend to claims which the releasing party does not know orsuspect to exist in its favor, which if known to it might havematerially affected its settlement with the party released, theDebtor and Guarantors have carefully considered and taken intoaccount in determining to enter into this release the possibleexistence of such unknown losses or claims, the release containedabove and in this Section, having been bargained for between theparties with knowledge of the possibility of such unknown claims,is given in exchange for full accord, satisfaction and dischargeof all such claims.

         20.  Understandings of the Parties.
        (a) ThisStipulation, together with the Construction Loan Documents, theInterim Orders, and the Deed and other instruments contemplatedherein, (i) constitutes the entire understanding between theparties hereto, (ii) without limiting the generality of theforegoing, supersedes all letters, agreements in principle,outlines of terms or other oral or written communications betweenthe parties hereto, and (iii) may not be modified, amended orterminated, except by a written agreement which is signed by eachof the parties hereto.
                (b)  Each  of  the parties hereto   stipulates
andagrees that such party has not relied upon any representations,statements, covenants or warranties in entering into this Stipulation and performing the respective actions contemplatedhereby other than those actually set forth in this Stipulation,incorporated by reference by this Stipulation, or specificallyreferred to in this Stipulation. All representations andwarranties contained herein shall be true and correct as of Settlement, and the same shall survive for 2 years after Settlement and delivery of the Deed hereunder.
                 (c)  This  Stipulation is  not  intended   to
replace or become a substitute for any of the Construction Loan Documents, but is a modification thereof. Except to the extent that the terms and conditions of the Construction Loan Documents are expressly modified or amended by this Stipulation, all terms of the Construction Loan Documents shall survive the execution and performance of this Stipulation and shall remain in full force and effect. In the event there is any conflict or discrepancy between the terms of this Stipulation and the terms of any of the Construction Loan Documents, the terms of this Stipulation shall govern.
                  (d)  Each  party  represents  that  it   has
received independent advice from legal counsel of its choosing with respect to the advisability of entering into this Stipulation and making the agreements and providing the releases, waivers and expressions of intent contained in this Stipulation.
                 (e)  Each party represents that it has   read
this Stipulation and understands the contents hereof.

             21.   No   Third   Party   Beneficiaries.    This
Stipulation is made for the sole benefit of the parties hereto, except with respect to (a) sections above pertaining to releases of additional parties referred to herein, who shall receive the benefits of those releases even though they may not be parties to this Stipulation in their individual capacities, and (b) the representations, warranties, agreements and attestations of Debtor as herein set forth, which have been made for the protection and benefit of JCP, its successors and assigns and all other parties hereafter dealing with or who may acquire an interest in the Parcel and/or the Associated Property Rights, and specifically including any title insurance company that insures title to the Parcel; but no other person or persons shall have any rights or remedies under or by reason of this Stipulation.

             22.   Severability.   Wherever   possible,   each
provision of this Stipulation shall be interpreted in such a manner as to be effective and valid under applicable law. In the event that one or more of the terms or provisions of this Stipulation, or any portions thereof, is determined to be illegal, unenforceable or prohibited by applicable law, the remainder of this Stipulation shall not be affected thereby and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by applicable law.

            23.   TIME IS OF THE  ESSENCE.  TIME  IS  OF   THE
            ESSENCE WITH RESPECT TO EACH AND EVERY TERM OF THIS
            STIPULATION.

            24.   Authority.   Each  person   executing   this
Stipulation represents and warrants that such person is lawfully authorized and empowered to execute this Stipulation on behalf of the entity on whose behalf such person is signing, and that upon execution, this stipulation will be binding upon such entity, without any further approval, ratification, or other action.

             25.  Binding on  Successors  and  Assigns.   This
Stipulation  shall inure to the benefit of,   and   shall   be
binding   upon, JCP, the Debtor, the Guarantors and  each   of
their  respective successor and assigns.

             26. No Waiver. No delay or omission by JCP in exercising any right or power arising under this Stipulation or the Construction Loan Documents by reason of any default hereunder or thereunder shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. No waiver of any default shall be construed as a waiver, acquiescence or consent to any preceding or subsequent default.

             27. Further Assurances.  Debtor,  the  Guarantors
and JCP mutually covenant and agree to execute any additional documents and to do all other acts reasonably required to effect the intent and purposes of this Stipulation. In furtherance and not in limitation of the foregoing, Debtor and the Guarantors expressly agree, upon receipt of JCP's reasonable written request and at JCP's sole cost and expense, to execute such further instruments and to take such other actions as may be required to transfer the Associated Property Rights to JCP.

             28. Bankruptcy Court Approval. On or before 1995, JCP will file a motion with the Bankruptcy Court seeking approval of this Stipulation in accordance with Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules") 2002, 4001 and 9019 in the Bankruptcy Case (the "Approval Order"). The Debtor and the Guarantors shall use their best efforts to assist in obtaining the Approval Order.

             29. Effective Date. This Stipulation shall be effective on the date the Approval Order becomes final and is no longer subject to appeal and/or motion for reconsideration; provided, however, JCP shall have the right to terminate this stipulation upon written notice to the Debtor in the event the Effective Date does not occur on or before July 25, 1995.

             30.   Application for Appointment  of  Appraiser.
The   Debtor's Application for Appointment of Appraiser  shall
be   deemed  withdrawn upon entry of the Approval Order by the
Bankruptcy  Court.

              31. Interim Orders. The Interim Orders shall remainin full force and effect until occurrence of the Settlement underthis Stipulation.

              32. Relief from Automatic Stay. The parties agreethat the automatic stay of Section 362 of the Bankruptcy Codeshall be deemed modified and vacated as to JCP to consummate thetransactions contemplated by this Stipulation and enforce anyrights and remedies JCP has or may have for breach of thisStipulation by the Debtor.

              33. JCP Motion to Dismiss. The Approval Order shallconstitute resolution of the JCP Motion to Dismiss.

               34.   Notice.  (a)  All   noticed,    requests,
demands,  andother communications under this Stipulation shall
be   in   writingand shall be given to each  party  hereto  as
follows:

                            If to
     Debtor: Jenkins Court Associates  Limited Partnership
                       636 Old York Road
                     Jenkintown, PA  19046
                    Attn:  Miles S. Katzen

                         with copies to:

                    Albert Bixler, Esquire
                       Connolly Epstein
                         Chicco Foxman
                       Engelmyer & Ewing
                 1515 Market Street, 9th Floor
                    Philadelphia, PA  19102

                            - and -

                     Terrence P. Sullivan
          c/o Historic Preservation Properties  1989
                      One Liberty Square
                       Boston, MA  02109

If to JCP:

                     Jenkins Court Pennsylvania, L.P.
                  c/o Oaktree Capital Management, LLC
                     550 South Hope Street, 22nd Fl.
                         Los Angeles, CA 90071
                         Attn:  Russel Bernard

                            with a copy to:

                      Andrew C. Kasoner, Esquire
                       DRINKER BIDDLE & REATH
                        1345 Chestnut Street
                     PNB Building, Suite 1100
                   Philadelphia, PA  19107-3496

 (or at such other address as shall be designated by such
party   in a notice to each other party complying with the
terms of this Section).


         (b) All notices, requests, demands and other communications provided for hereunder shall be effective (i) if given by overnight delivery service, when placed for delivery and by Certified Mail, Return Receipt Requested, and
(ii) if given by any other means (including telecopy), when received at the aforesaid addresses.

           35. No Partnership. Nothing herein shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.

           36. Applicable Law. This Stipulation shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

           37. Remedies Supplemental. Except as provided herein, the rights and remedies of JCP contained herein are in addition to all other rights and remedies in favor of JCP at law or in equity, and all such rights and remedies may be pursued singly, together or in lieu of any other rights and remedies.

           38. Counterparts. This Stipulation may be executed by each party in identical counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement binding upon all parties.


IN WITNESS WHEREOF, the parties hereto have executed this Stipulation, under seal, as of the date first written above.
JENKINS COURT ASSOCIATES LIMITED PARTNERSHIP, debtor-in-possession


By :  Jenkins Court Investors, L.P.,  its General Partner

By:   Court Investors Corporation,  its sole General Partner

By:   Miles S. Katzen, President

By:   Historic  Preservation Properties 1989, Limited
      Partnership,  its general partner

By:   Boston Historic Partners, Limited Partnership its sole general partner

By:   Terrence P. Sullivan, its general partner



JENKINS COURT INVESTORS, L.P.

By:  Court Investors Corporation, its sole General  Partner
     Miles S. Katzen,  President


        DEED THIS INDENTURE  made the  31st day  of August,
        in   the    year   of our Lord one thousand nine
        hundred and ninety-five (1995),

        BETWEEN    JENKINS  COURT   ASSOCIATES   LIMITED
        PARTNERSHIP,   a   Delaware  limited   partnership
        (hereinafter   called   the   Grantor),   of   the one part,
        and JENKINS COURT PENNSYLVANIA, L.P., a   Pennsylvania
        limited   partnership   (hereinafter   called    the
        Grantee), of the other part,

               WITNESSETH  that  the  said  Grantor  for  and
in   consideration   of   the sum of One Dollar ($1.00) and
other good and valuable   consideration,  unto  it  well  and
truly  paid  by  the   said   Grantee,   at  or  before  the
sealing  and  delivery  hereof,   the   receipt   whereof   is
hereby  acknowledged,  has   granted,   bargained   and
sold,   released   and confirmed, and by these presents does
grant, bargain and   sell,  release  and  confirm  unto  the
said   Grantee,   its   successors   and assigns,

             ALL THAT CERTAIN  lot  or  piece  or  tract  of
land  situate   in   the  Borough  of  Jenkintown,   County
of   Montgomery,   and   Commonwealth   of  Pennsylvania
bounded and described according to a plan thereof made January 4, 1989 and last revised January 9, 1989 by Charles E. Shoemaker, Inc., Engineers and Surveyors
of   Abington,   Pennsylvania as follows:


           BEGINNING  at  a  point  on  the  present  easterly
PennDOT   legal   right-of-way   line  of  Old  York  Road
(80'  wide)  said  point  being   at   the distance   of  one
hundred  sixty-two   and   sixty-six   one-   hundredths feet
(162.66') measured North nine degrees fifty-four   minutes
zero  seconds  East  (N  09  degrees  54'  00"  E)  from  the
point   formed by the intersection which the said present
easterly   PennDOT  legal  right-of-way  line  of  Old  York
Road  makes   with   the   northwesterly side of Rydal Road
(33' wide at this point);

         THENCE extending from the place of beginning along
the   present  easterly  PennDOT  legal  right-of-way   line
of   Old   York   Road   North nine degrees fifty-four minutes
zero seconds East (N 09   degrees  54'  00"  E)  one  thousand
ninety-one  and  four   one-   hundredths feet (1,091.04') to
a point;

          THENCE North  twenty-nine   degrees   four   minutes
thirty   seconds   East  (N  23  degrees  04'  30"  E)  thirty-
four  and   ninety-eight   one-   hundredths feet (34.98') to
a point;

         THENCE extending northeastwardly on the arc of a
circle   curving to the left with a radius of fifty-five and
no one-   hundredths  feet  (55.00')  the  arc  distance  of
fifty   and   seventy-   one one-hundredths feet (50.71') to a
point of compound   curvature;

         THENCE extending northeastwardly on the arc of a
circle   curving to the left with a radius of one  hundred
forty  and  no   one-hundredths feet (140.00') the arc
distance of thirty-one and   forty-nine one-hundredths feet
(31.49') to  a  point  of  reverse   curvature,         THENCE
extending northeastwardly, eastwardly, and   southeastwardly
on the arc of a circle curving to the right with   a radius of
five and no one-hundredths feet (5.00') the arc   distance of
eleven and  fifty-seven  one-hundredths  feet  (11.57')   to a
point on the southwesterly side of Spring Avenue (50, wide);

         THENCE extending along the  same  South  thirty-two
degrees   thirty-six minutes forty-three seconds East (S 32
degrees 36' 43"   E) two hundred thirty-nine and two one-
hundredths feet (239.02')   to a point;

         THENCE extending South fifty-seven degrees twenty-
three   minutes seventeen seconds West (S 57 degrees 23' 17"
W) one   hundred five and fourteen one-hundredths feet
(105.14') to a   point;

          THENCE  extending South nineteen degrees forty-two
minutes   six seconds East (S 19 degrees 42' 06" E) six
hundred and fifty-   four one-hundredths feet (600.54') to a
point;           THENCE extending South fifty-seven degrees
twenty-one   minutes thirty-four seconds West (S 57 degrees
21'  34"  W)  fifty   and six one-hundredths feet (50.06') to
a point;         THENCE extending South  nineteen  degrees
forty-four  minutes   three seconds East (S 19 degrees 44' 03"
E) one hundred forty-one   and twenty-four one-hundredths feet
(141.24') to  a  point  on  the   aforementioned northwesterly
side of Rydal Road (40' wide at this   point);

          THENCE extending along the same South fifty-seven
degrees   twenty-six minutes twenty seconds West (S 57
degrees  26'  20"  W)   four hundred seventy-seven and fifty
one-hundredths feet   (477.50') to a point;

         THENCE extending North fifty-five degrees twenty-
three   minutes thirty-four seconds West (N 55 degrees  23'
34"  W)  one   hundred thirty and twenty one-hundredths feet
(130.20') to a   point on the aforementioned present easterly
PennDOT legal right-   of-way line of Old York Road the first
mentioned point and place   of beginning.



         CONTAINING 344,682 square feet or 7.9128 acres.

         TAX PARCEL NUMBER 10-00-05364-00-8

         BEING the same premises which Positano Associates, a Pennsylvania limited partnership, by Deed dated January 9,
1989   and recorded in the Office of the Recorder of Deeds for
Montgomery County on January 17, 1989 in Deed  Book  4899,
Page   2239, granted and conveyed to GRANTOR.

        UNDER AND SUBJECT, to the lien of a  certain  mortgage
created   by GRANTOR in favor of Fleet National Bank-, a
national  banking   association organized under the laws of
the United States   ("Fleet"), by Open-End Mortgage and
Security Agreement dated   January 9, 1989 and recorded on
January 17, 1989 in the  Office  of   the Recorder of Deeds
for Montgomery County in Mortgage Book   6397, Page 1438 in
the original principal amount  of  $17,820,000,   as modified
by: (1) a Modification Agreement recorded on  March  4,   1991
in the aforesaid Office in Mortgage Book 6677,  Page  1180;
(2) an Assignment Modification Agreement recorded on  February
12,   1992 in the aforesaid Office in Mortgage Book 6826, Page
736;  (3)   a Modification Agreement recorded on February 12,
1992  in  the   aforesaid Office in Mortgage Book 6826, Page
741; (4) a   Modification Agreement recorded August 7, 1992 in
the  aforesaid   Office in Mortgage Book 6942, Page  1038;
and  (5)  an  Assignment   and Assumption of Mortgage dated
September 30, 1994  and  recorded   in the aforesaid Office on
October 7, 1994 in Mortgage  Book  7492,   Page 1453, whereby
Fleet assigned all of its right,  title  and   interest in and
to the "Mortgage" (as hereinafter  defined)  to   Grantee
(said mortgage as amended, modified and  assigned,  the
"Mortgage").

        ALSO UNDER AND SUBJECT TO certain conditions and
restrictions of record to the extent such matters  continue
to   affect title to the above described premises.

        IT BEING HEREBY ACKNOWLEDGED that (i) this instrument
of   conveyance is intended to be, and is, an absolute
conveyance  of   Grantor's right, title and interest in and to
the  Premises  to   Grantee, its successors and assigns, and
that this  instrument  is   not intended to be, and is not, a
mortgage, trust  conveyance  or   security for any future
obligation; and (ii) the  Mortgage  shall   not be affected by
this conveyance and shall not be merged  with   the title
hereby granted, and the conveyance hereunder  shall  not
serve to inhibit or impair Grantee's right to conduct  a
judicial   or nonjudicial foreclosure sale pursuant to the
Mortgage   following the delivery of this instrument to
Grantee.

         TOGETHER with all and singular the buildings and improvements, ways, streets, alleys, driveways, waters,
water-   courses, rights, liberties, privileges, hereditaments
and   appurtenances, whatsoever unto the hereby granted
premises   belonging, or in any wise appertaining, and the
reversions  and   remainders, rents, issues, and profits
thereof; and all the   estate, right, title, interest,
property, claim and demand   whatsoever of it, the said
Grantor, as well at law as  in  equity,   of, in, and to the
same.

        TO HAVE AND TO HOLD the said lot or piece of  ground
above   described, with the messuage or tenement thereon
erected,   hereditaments and premises  hereby  granted, or
mentioned and   intended so to be, with  the  appurtenances,
unto the said  Grantee   its successors and assigns, to and
for  the only proper use  and   behoof of the said Grantee,
its  successors and assigns  forever.



        UNDER AND SUBJECT, as aforesaid.


        AND the said Grantor, for itself, its successors and assigns, does covenant, promise and agree, to and with the
said   Grantee, its successors and assigns, by these presents,
that  it,   the said Grantor and its successors and assigns,
all and singular   the hereditaments and premises hereby
granted or  mentioned  and   intended so to be, with the
appurtenances, unto the said Grantee,   its successors and
assigns, against it, the said Grantor  and  its   successors
and assigns and against all and every person and   persons
whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under them or any of them, shall
and   will, subject as aforesaid, WARRANT and forever DEFEND.


        IN WITNESS WHEREOF, the party of the first part
hereunto has   caused these presents to be duly executed by
its authorized   officers, with its corporate seal hereunto
affixed, the  day  and   year first above written.

           JENKINS COURT ASSOCIATES LIMITED PARTNERSHIP


                      By:  JENKINS COURT INVEST0RS, L.P.,
                            its General Partner


                           By: COURT INVESTORS CORPORATION,
                               its General Partner

                                       COMMONWEALTH OF
PENNSYLVANIA:                         : SS COUNTY OF
PHILADELPHIA

      On this, the 31st day of August, 1995, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared Miles S. Katzen, who acknowledged himself to be the President of COURT INVESTORS CORPORATION, a Pennsylvania corporation, the general partner of JENKINS COURT INVESTORS L.P., a Delaware limited partnership, the general partner of JENKINS COURT ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President. IN WITNESS

WHEREOF, I have hereunto set my hand and official  seal.

                 NOTARY PUBLIC
                 My commission expires:

                The address of the above named Grantee is:
                 Jenkins Court Pennsylvania, L.P.
                 c/o Oaktree Capital Management, LLC
                 550 South Hope Street, 22nd Floor
                 Los Angeles, California 90017
                 Attention:  Scott Chernobf
                 On behalf of the Grantee.